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                                                                     EXHIBIT 3.1

                             THE COMPANIES ACT, 1956

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                          INFOSYS TECHNOLOGIES LIMITED

                                  CONSTITUTION

         TABLE A NOT TO APPLY BUT COMPANY TO BE GOVERNED BY THESE ARTICLES

1. No regulations contained in Table A in the first Schedule to the Companies Act, 1956 shall apply to this Company, but the regulations for the management of this Company and for the observance of the members thereof and their representatives, shall, subject to any exercise of the statutory powers of the Company with reference to the repeal or alteration of, or addition to, its regulations by Special Resolution, as prescribed by the Companies Act, 1956, be such as are contained in these Articles.

                                 INTERPRETATION

         INTERPRETATION CLAUSE

2.       1)       In the Interpretation of these Articles, unless repugnant to the subject or context :-

                  "THE ACT" AND THE SAID ACT"

                  "The Act" or the said Act" and reference to any section or provision thereof respectively means and includes the Companies Act, 1956 (1 of 1956) and any statutory modification or re-enactment thereof for the time being in force, and reference to the section or provisions of the said Act or such statutory modification.

                  "AUDITORS"

                  "Auditors" means and includes those persons appointed as such for the time being by the Company.

                  "BOARD"

                  "Board" or "Board of Directors means a meeting of the Directors duly called and constituted, or as the case may be, the Directors assembled at the Board or the Directors of the Company collectively.

                  "CAPITAL"

                  "Capital" means the share capital for the time being raised or authorised to be raised for the purpose of the Company.

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                                       2

                  "THE COMPANY" OR "THIS COMPANY"

                  "The Company" or This Company" means INFOSYS TECHNOLOGIES LIMITED.

                  "DIRECTORS"

                  "Directors" means the Directors for the time being of the Company or as the case may be the Directors assembled at a Board.

                  "DIVIDEND"

                  "Dividend" includes bonus.

                  "GENDERS"

                  Words imparting the masculine gender also include the feminine gender.

                  "IN WRITING"

                  "In writing" and "written" include printing or lithography or any other modes of representing or reproducing words in visible form.

                  "MONTH"

                  "Month" means calendar month.

                  "OFFICE"

                  "Office" means the Registered Office for the time being of the Company.

                  "PAID UP"

                  "Paid up" includes credited as paid-up.

                  "PERSONS"

                  "Persons" includes corporations as well as individuals.

                  "THE REGISTRAR"

                  "The Registrar" means the Registrar of Companies of the State in which the office of the Company if for the time being situate.

                  "Seal"

                  "Seal" means the common seal for the time being of the Company.

                  "SINGULAR NUMBER"

                  Words importing the singular number include where the context admits or requires, the plural number and vice versa.

                  "YEAR" AND "FINANCIAL YEAR"

                  "Year" means the calendar year and "Financial Year" shall have the meaning assigned thereto by Section 2(17) of the Act.

                  "THESE PRESENTS"

                  "These Presents" means these articles as modified from time to time.

                  a) "Beneficial owner" shall mean beneficial owner as defined in Clause(a) of sub-section( 1) of Section 2 of the Depositories Act, 1996. Depositories Act, 1996 shall include any statutory modification or re-enactment thereof and Depository shall mean a Depository as defined under Clause(e) of sub-section (1) of Section 2 of the Depositories Act, 1996.

                           RESOLUTION PASSED AT THE EXTRAORDINARY GENERAL MEETING HELD ON JANUARY 6, 1998.

                  b)      "Shareholder" or "Member means the duly registered
                           holder of the shares from time to time and includes the subscribers to the Memorandum of Association of the Company and the beneficial owner(s) as defined in clause(a) of sub-section(1) of Section 2 of the Depositories Act, 1996.

                           RESOLUTION PASSED AT THE EXTRAORDINARY GENERAL MEETING HELD ON JANUARY 6,1998.

2) Unless the context otherwise requires words and expressions contained in the Articles shall bear the same meaning as in the Act.

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                                        3

3) The marginal notes used in these Articles shall not affect the construction hereof. Save as aforesaid, any words or expressions defined in the Act, shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

                  CAPITAL AND INCREASE AND REDUCTION OF CAPITAL

3. The Authorised Share Capital of the Company is Rs. 50,00,00,000 (Rupees fifty crores only) divided into 10,00,00,000 (Ten crores only) equity shares of Rs. 5 each (Rupees Five only) with powers to increase or reduce the same in accordance with the provisions of the Companies Act, 1956.
         RESOLUTION PASSED AT THE EXTRAORDINARY GENERAL MEETING HELD ON DECEMBER 29, 1999.

         The company shall be entitled to dematerialize its existing shares, rematerialize its shares held in the Depositories and/or to offer its fresh shares in a dematerialized form pursuant to the Depositories Act, 1996 and the rules framed thereunder, if any.
         RESOLUTION PASSED AT THE EXTRAORDINARY GENERAL MEETING HELD ON JANUARY 6, 1998.

         INCREASE OF CAPITAL OF THE COMPANY AND HOW CARRIED INTO EFFECT

4. The Company in General Meeting, may from time to time, increase its capital by the creation of new shares, such increase to be of such aggregate amount and to be divided into shares of such amounts as the resolution shall prescribe. Subject to the provisions of the act, any shares of the original or increased capital shall be issued upon such terms and conditions and with such rights and privileges annexed thereto, as the General Meeting resolving upon the creation thereof shall prescribe and if no direction be given, as the Directors shall determine and in particular, such shares may be issued with a preferential or qualified right to dividends, and in the distribution of assets of the Company and with a right of voting at General Meetings of the Company, in conformity with Sections 87 and 88 of the Act. Whenever the capital of the Company has been increased under the provisions of these Articles, the Directors shall comply with the provisions of Section 97 of the Act.

         ALLOTMENT OTHERWISE THAN FOR CASH

5. Subject to the provisions of the Act and these Articles, the Directors may allot and issue shares in the capital of the Company as payment or part-payment for any property or assets of any kind whatsoever, sold or to be sold or transferred to be transferred or for goods or machinery supplied or to be supplied or for services rendered or to be rendered or for technical assistance or know-how made or to be made available to the Company or the conduct of its business and shares which may be so allotted may be issued as fully or partly paid-up otherwise than in cash and if so issued, shall be deemed to be fully or partly paid as the case may be.

         ADDITIONAL CAPITAL TO FORM PART OF EXISTING CAPITAL

6. Except so far as otherwise provided by the conditions of issue or by these presents, any capital raised by the creation of new shares, shall be considered as part of the existing capital, and shall be subject to the provisions herein contained, with reference to the payment of calls and instalments, forfeiture, lien, surrender, transfer and transmission, voting and otherwise.

         REDEEMABLE PREFERENCE SHARES

7. Subject to the provisions of Section 80 of the Act, the Company shall have the power to issue Preferential Shares which are or at the option of the Company are to be liable to be redeemed and the resolution authorising such issue shall prescribe the manner, terms and conditions of redemption.

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                                        4

         REDUCTION OF CAPITAL

8. The Company may (subject to the provisions of Sections 78, 80, 100 to 105 inclusive, of the Act) from time to time by Special Resolution, reduce its capital and any Capital Redemption Reserve Account or Share Premium Account in any manner for the time being authorised by law, and in particular, capital may be paid off on the footing that it may be called up again or otherwise. This Article is not to derogate from any power the Company would have if it were omitted.

         VARIATION OF RIGHTS

9. If at any time the share capital is divided into different classes of shares, all or any of the rights and privileges attached to the shares of any class may subject to the provisions of Sections 106 and 107 be varied, commuted, affected, dealt with or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a Special Resolution at a separate meeting of the holders of the issued shares of that class.

         ISSUE OF FURTHER PARI PASSU SHARES NOT TO AFFECT THE RIGHT OF SHARES ALREADY ISSUED

10. The rights conferred upon the holders of the shares of any class issued with preferred or any other rights shall not, unless, otherwise expressly provided by the terms of issue of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

         SUB-DIVISION AND CONSOLIDATION OF SHARES

11. Subject to the provisions of Section 94 of the Act, the Company in General Meeting may from time to time, sub-divide or consolidate its shares, or any of them, and the resolution whereby any share is sub-divided, may determine that, as between the holders of the shares resulting from such sub-division one or more of such shares shall have some preference or special advantage as regards dividend, capital or otherwise over or as compared with the other or others. Subject as aforesaid the Company in General Meeting may also cancel shares which have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of shares so cancelled. The cancellation of shares in pursuance of this Article shall not be deemed to be a reduction of the share capital.

11A. The Directors are hereby authorized to issue Equity Shares or Debentures (whether or not convertible into equity shares) for offer and allotment to such of the officers, employees and workers of the Company as the Directors may select or the trustees of such trust as may be set up for the benefit of the officers, employees and workers in accordance with the terms and conditions of such scheme, plan or proposal as the Directors may formulate. Subject to the consent of the Stock Exchanges and of the Securities Exchange Board of India, the Directors may impose the condition that the shares in or debentures of the Company so allotted shall not be transferable for a specified period.

                             SHARES AND CERTIFICATES

         SHARES TO BE NUMBERED PROGRESSIVELY AND NO SHARES TO BE SUB-DIVIDED

12. The shares in the capital shall be numbered progressively according to their several denominations and except in the manner hereinbefore mentioned no share shall be sub-divided. Every forfeited or surrendered share shall continue to bear the number by which the same was originally distinguished.

         SHARES AT THE DISPOSAL OF THE DIRECTORS

13. Subject to the provisions of these Articles and the Act, the shares in the capital of the Company for the time being (including any shares forming part of any increased capital of the Company) shall be under the control of the Directors who may issue, allot or otherwise dispose of the

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                                        5

         same or any one of them to such persons in such proportion and on such terms and conditions and either at a premium or at par or (subject to compliance with the provisions of the Act) at a discount and at such times as they may from time to time think fit and proper and with the sanction of the Company in General Meeting to give to any person the option to call for or allotted shares of any class of the Company either at par or at premium or subject as aforesaid at a discount during such time and for such consideration and such option being exercisable at such times as the Directors think fit; and any shares which may be so allotted may be issued as fully paid-up shares and if so issued shall be deemed to be fully paid-up shares. The Board shall cause to be filed the returns as to allotment provided for in Section 75 of the Act. Provided that the option or right to call of shares not be given to any person except with the sanction of the company in the General Meeting.

         ACCEPTANCE OF SHARES

14. Any application signed by, or on behalf of, an applicant for shares in the Company followed by an allotment of any shares therein, shall be an acceptance of shares within the meaning of these Articles; and every person who thus or otherwise accepts any shares and whose name is entered in its Register of Members shall, for the purpose of these Articles, be a member of the Company.

         DEPOSIT AND CALL, ETC. TO BE A DEBT PAYABLE IMMEDIATELY

15. The money (if any) which the Directors shall, on the allotment of any shares being made by them, require or direct to be paid by way of deposits, call or otherwise, in respect of any shares allotted by them, shall, immediately on the inscription of the name of the allottee in the Register of Members as the holder of such shares, become a debt due to and recoverable by the Company from the allottee thereof and shall be paid by him accordingly.

         LIABILITY OF MEMBERS

16. Every member, or his heirs, executors, administrators or other representatives, shall pay to the Company the portion of the capital represented by his share or shares, which may, for the time being, remain unpaid thereon, in such amounts, at such time or times, and in such manner as the Directors shall, from time to time, in accordance with the Company's Regulations require or fix for the payment thereof.

         SHARE CERTIFICATE

17       a)       The share certificates shall be issued in market lots and
                  where share certificates are issued in either more or less than market lots, sub-division or consolidation of share certificates into market lots shall be done free of charge.

         b) Any two or more joint allottees of a share shall, for the purposes of this Article, be treated as a single Member, and the certificate of any share which may be the subject of joint ownership, may be delivered to any one of such joint owners on behalf of all of them. For any further certificate the Board shall be entitled but shall not be bound, to prescribe a charge not exceeding Rupee One. The Company shall comply with the provisions of Section 113 of the Act.

         c) Directors may sign a share certificate by affixing their signature thereon by means of any machine, equipment or other mechanical means, such as engraving in metal or lithography, but not by means of a rubber stamp, provided that the Director shall be responsible for the safe custody of such machine, equipment or other material used for the purpose.

         RENEWAL OF SHARE CERTIFICATE

18.      a)       No fee shall be charged for issue of new share certificates in replacement of those which are old, decrepit, worn-out or where the cages on the reverse of the share certificates for recording transfers have been fully utilised.

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                                        6

         b) When a new share certificate has been issued in pursuance of Clause (a) of this Article, it shall state on the face of it and against the stub or counterfoil to the effect that it is
                  "Issued in lieu of Share Certificate No.................
                  sub-divided/replaced/on consolidation of shares."

         c) If a share certificate is lost or destroyed, a new certificate in lieu thereof shall be issued only with the prior consent of the Board and on payment of such fee, not exceeding Rupees two as the Board may from time to time fix, and on such terms, if any, as to evidence and indemnity as to payment of such out-of-pocket expenses incurred by the Company in investigating evidence, as the Board thinks fit.

         d) When a new share certificate has been issued in pursuance of Clause (c) of this Article, it shall state on the face of it and against the stub or counterfoil to the effect that it is
                  "a duplicate issued in lieu of share certificate No.........".
                  The word "duplicate" shall be stamped or punched in bold letters across the face of the share certificate.

         e) Where a new share certificate has been issued in pursuance of Clause (a) or Clause (c) of this Article, particulars of every such share certificate shall be entered in a Register of Renewed and Duplicate Certificates indicating against the name or names of the person or persons to whom the Certificate is issued the number and date of issue of the share certificate in lieu of which the new certificate is issued, and the necessary changes indicated in Register of Members by suitable cross reference in the "Remarks" column.

         f) All blank forms to be used for issue of share certificates shall be printed and the printing shall be done only on the authority or a resolution of the Board. The blank forms shall be consecutively machine numbered and the forms and blocks, engravings, facsimiles and hues relating to the printing of such forms shall be kept in the custody of the Secretary or such other person as the Board may appoint for the purposes; and the Secretary or the other person aforesaid shall be responsible for rendering an account of these forms to the Board.

         g) The Managing Director of the Company for the time being or, if the Company has no Managing Director, every Director of the Company shall be responsible for the maintenance, preservation and safe custody of all books and documents relating to the issue of share certificates except the blank forms of share certificates referred to in sub-clause (f).

         h) All books referred to in sub-clause (g) shall be preserved in good order permanently.

         i) The Shares in the Capital of the Company shall be numbered progressively according to their several denominations, provided however, that the provisions relating to progressive numbering shall not apply to the shares of the Company which are dematerialized or may be dematerialized in future or issued in future in dematerialized form. Except in the manner hereinbefore mentioned, no share shall be sub-divided. Every forfeited or surrendered share held in material form shall continue to bear the number by which the same was originally distinguished.

                  RESOLUTION PASSED AT THE EXTRAORDINARY GENERAL MEETING HELD ON JANUARY 6, 1998.

         DELIVERY OF SHARE/DEBENTURE CERTIFICATES

19. The Company shall within three months after the allotment of any of its shares or debentures or debenture-stock and within one month after the application for the registration of the transfer of any such shares or debentures or debenture-stock, complete and have ready for delivery the certificates of all shares, debentures or debenture stock allotted or transferred unless the conditions of issue of shares or debentures or debenture-stock otherwise provided. The expression "transfer" for the purpose of this Article means, a transfer duly stamped and otherwise valid and does not include any transfer which the Company is for any reason entitled to refuse to register and does not register.

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                                        7

         LIABILITY OF JOINT HOLDERS

20. If any share stands out in the names of two or more persons all the joint holders of the share shall be severally as well as jointly liable for the payment of all deposits, instalments, and calls due in respect of such shares, and for all incidents thereof according to the Company's Regulations, but the person first named in the Register shall, as regards receipt of dividend or bonus or service of notice, and all or any other matters connected with the company, except voting at meetings and the transfer of the shares, and any other matter by the said Act or herein otherwise provided, be deemed the sole holder thereof.

         REGISTERED HOLDER ONLY THE OWNER OF THE SHARES

21. Except as ordered by a Court of competent jurisdiction or by law required, the Company shall be entitled to treat the person whose name appears on the Register of Members as the holder of any share or whose name appears as the beneficial owner of shares in the records of the Depository, as the absolute owner thereof and accordingly shall not be bound to recognise any benami, trust or equity or equitable, contingent or other claim to or interest in such share on the part of any other person whether or not he shall have express or implied notice thereof. The Board shall be entitled at their discretion to register any shares in the joint names of any two or more persons, or the survivor or survivors of them.
         RESOLUTION PASSED AT THE EXTRAORDINARY GENERAL MEETING HELD ON JANUARY 6, 1998.

         SHARE CERTIFICATE FOR JOINT MEMBERS

22. The Company shall not be bound to register more than three persons as the joint holders of any share except in the case of executors or trustees of a deceased member and in respect of a share held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to any one of the several joint holders shall be sufficient delivery to all such holders.

         FRACTIONAL CERTIFICATES

23. The Company may issue such fractional coupons as the Board may approve in respect of any of the shares of the Company on such terms as the Board thinks fit as to the period within which the fractional coupons are to be converted into share certificates.

         UNDERWRITING AND BROKERAGE - COMMISSION MAY BE PAID

24. Subject to the provisions of Section 76 of the Act, the Company may at any time pay a commission to any person, in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares or debentures of the Company, or procuring, or agreeing to procure subscriptions (whether absolute or conditional) for any shares or debentures in the Company; But so that the commission shall not exceed in case of shares five percent of the price at which the shares are issued and in case of debentures two and a half percent of the price at which the debentures are issued.

         BROKERAGE

25.      The Company may pay a reasonable sum for brokerage.

         INTEREST OUT OF CAPITAL - INTEREST MAY BE PAID OUT OF CAPITAL

26. Where any shares are issued for purpose of raising money to defray the expenses of the construction of any works or buildings or the provision of any land, which cannot be made profitable for a lengthy period, the Company may pay interest on so much of that share capital as is for the time being paid up for the period, at the rate and subject to the conditions and restrictions provided by Section 208 of the Act and may charge the same to capital as part of the cost of construction of the works or buildings or provision of plant.

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                                        8

                                      CALLS

         DIRECTORS MAY MAKE CALLS

27. The Board may form time to time, subject to the terms on which any shares may have been issued and subject to the conditions of allotment, by a resolution passed at a meeting of the Board (and not by circular resolution) make such calls as it thinks fit upon the Members in respect of all monies unpaid on the shares held by them respectively and each member shall pay the amount of every call so made on him to the person or persons and at the time and place appointed by the Board. A call may be made payable by instalments.

         NOTICE OF CALLS

28. Thirty days notice in writing of any call shall be given by the Company specifying the time and place of payment, and the person or persons to whom such calls shall be made.

         CALLS TO DATE FROM RESOLUTION

29. A call shall be deemed to have been made at the time when the resolution authorising such call was passed at a meeting of the Board.

         CALL MAY BE REVOKED

30.      A call may be revoked or postponed at the discretion of the Board.

         LIABILITY OF JOINT HOLDERS

31. A joint-holder of a share shall be jointly and severally liable to pay all calls in respect thereof.

         DIRECTORS MAY EXTEND TIME

32. The Board may, from time to time at its discretion, extend the time fixed for payment of any call, and may extend such time as to all or any of the members who from residence at a distance or other cause, the Board may deem fairly entitled to such extension save as a matter of grace and favour.

         OVERDUE CALLS TO CARRY INTEREST

33. If any member fails to pay any call due from him on the day appointed for payment thereof, or any such extension thereof as aforesaid, he shall be liable to pay interest on the same from the day appointed for the payment thereof to the time of actual payment at such rate as shall from time to time be fixed by the Board but nothing in this Article shall render it obligatory for the Board to demand or recover any interest from any such member and the Board shall be at liberty to waive payment of such interest either wholly or in part.

         SUMS DEEMED TO BE CALLS

34. Any sum which by the terms of issue of a share become payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue of the same becomes payable, and in the case of non-payment all the relevant provisions of theses Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

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                                        9

         PART PAYMENT ON ACCOUNT OF CALL ETC. NOT TO PRECLUDE FORFEITURE

35. Neither a judgement nor a decree in favour of the company for calls or other moneys due in respect of any shares nor any part payment or satisfaction thereunder nor the receipt by the company of a portion of any money which shall from time to time be due from any member to the company in respect of his shares, either by way of principal or interest, nor any indulgence granted by the Company in respect of payment of any such money, shall preclude the company from thereafter.

         PROOF ON TRIAL OR SUIT FOR MONEY ON SHARES

36. On the trial or hearing of any action or suit brought by the Company against any member or his legal representative to recover any moneys claimed to be due to the company for any call or other sum in respect of his shares, it shall be sufficient to prove -

         a) that the name of the Member, in respect of whose shares the money is ought to be recovered, appears entered in the Register of Members as the holder or one of the holders, at or subsequent to the date at which the money sought to be recovered is alleged to have become due, on the said shares;

         b) that the resolution making the call is duly recorded in the minutes books, and

         c) that notice of such call was duly given to the Member or his legal representatives issued in pursuance of these Articles; and that it shall not be necessary to prove the appointment of the Directors who made such call, nor that a quorum of Directors was present at the Board at which such call was made, nor that the meeting at which such call was made was duly convened or constituted nor any other matter whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt and the same shall be recovered by the company against the Member or his representative from whom it is ought to be recovered, unless it shall be proved, on behalf of such Member or his representatives against the company that the name of such Member was improperly inserted in the Register or that the money sought to be recovered has actually been paid.

         PAYMENT OF UNPAID SHARE CAPITAL IN ADVANCE

37.      a)       The Board may if it thinks fit, subject to the provisions of the Act, agree to and receive from any Member willing to advance the same, either in money or moneys worth the whole or any part of the amount remaining unpaid on the shares held by him beyond the sum actually called up and upon the moneys so paid or satisfied in advance, or so much thereof, as from time to time and at any time thereafter exceeds the amount of the calls then made upon and due in respect of the shares on account of which such advances have been made, the Board may pay or allow interest at such rate as the Member paying such advance and the Board agree upon; provided always that if at any time after the payment of any such money the rate of interest so agreed to be paid to any such Member appears to the Board to be excessive, it shall be lawful for the Board from time to time to repay to such Member so much of such money as shall then exceed the amount of the calls made upon such shares, unless there be an express agreement to the contrary; and after such repayment such member shall be liable to pay, and such shares shall be charged with the payment of all future calls as if no such advance had been; provided also that if at any time after the payment of any money so paid in advance, the company shall go into liquidation, either voluntary or otherwise, before the full amount of the money so advanced shall have become due by the members to the Company, on instalments or calls, or in any other manner, the maker of such advance shall be entitled ( as between himself and the other Members) to receive back from the Company the full

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                                       10

                  balance of such moneys rightly due to him by the Company in priority to any payment to members on account of capital.

         b) No Member paying any such sum in advance shall be entitled to any voting rights, dividend or right to participate in profits in respect of money so advanced by him until the same would but for such payment become presently payable.

                 FORFEITURE AND SURRENDER OF AND LIEN ON SHARES

         IF MONEY PAYABLE ON SHARE NOT PAID NOTICE TO BE GIVEN TO MEMBERS

38. If any Member fails to pay any call or instalment of call on or before the day appointed for the payment of the same or any such extension thereof as aforesaid, the Board may, at any time thereafter, during such time as the call or instalment remains unpaid, give notice to him requiring him to pay the same together with any interest that may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

         TERMS OF NOTICE

39. The notice shall name a day (not being earlier than the expiry of fourteen days from the date of service of notice) and a place or places on and at which such call or instalment and such interest thereon at such rate as the Directors shall determine from the day on which such call or instalment ought to have been paid and expenses as aforesaid are to be paid. The notice shall also state that, in the event of the non-payment at or before the time and the place appointed, the share in respect of which the call was made or instalment is payable will be liable to be forfeited.

         IN DEFAULT OF PAYMENT, SHARES MAY BE FORFEITED

40. If the requirements of any such notice as aforesaid are not complied with, every or any share in respect of which such notice has been given, may at any time thereafter, but before payment of all calls or instalments, interest and expenses due in respect thereof, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends and bonuses declared in respect of the forfeited shares and not actually paid before the forfeiture.

         NOTICE OF FORFEITURE

41. When any share shall have been so forfeited, notice of the forfeiture shall be given to the Member in whose name it stood immediately prior to the forfeiture or to any of his legal representatives, or to any of the persons entitled to the shares by transmission and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register of Members but no forfeiture, shall be in any manner invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

         FORFEITED SHARES TO BECOME PROPERTY OF THE COMPANY AND MAY BE SOLD,
         ETC.

42. Any share so forfeited shall be deemed to be the property of the Company and may be sold, re-alloted or otherwise disposed of, either to the original holder thereof or to any other person, upon such terms and in such manner as the Board shall think fit.

         MEMBERS STILL LIABLE TO PAY MONEY DUE NOTWITHSTANDING THE FORFEITURE

43. Any member whose shares have been forfeited shall, notwithstanding the forfeiture, be liable to pay, and shall forthwith pay to the Company on demand all calls, amounts, instalments,

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                                       11

         interest and expenses owing upon or in respect of such shares at the time of the forfeiture, together with interest thereon from the time of the forfeiture until payment, at such rate as the Board may determine and the Board may enforce the payment thereof if it thinks fit.

         EFFECT OF FORFEITURE

44. The forfeiture of a share shall involve extinction, at the time of the forfeiture, of all interest in and of all claims and demands against the Company, in respect of the share, and all other rights incidental to the share, except only such of those rights as by these Articles are expressly saved.

         SURRENDER OF SHARES

45. The Directors may subject to the provisions of the Act, accept a surrender of any shares from or by any Member desirous of surrendering them on such terms as they think fit.

         EVIDENCE OF FORFEITURE

46. A declaration in writing that the declarant is a Director or Secretary of the Company and that a share in the Company has been duly forfeited in accordance with these Articles on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

         COMPANY'S LIEN ON SHARES

47. The Company shall have a first and paramount lien upon all the shares, not being fully paid-up shares, registered in the name of each Member (whether solely or jointly with another or others), and upon the proceeds of sale thereof, for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such shares and no equitable interest in any share shall be created except upon the footing and condition that Article 21 hereof is to have full effect. Any such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Company's lien if any on such shares. The Board of Directors may at any time declare any shares to be exempt, wholly or partially from the provisions of this Article.

         LIEN ENFORCED BY SALE

48. For the purpose of enforcing such lien, the Directors may sell the shares subject thereto in such manner as they think fit and for that purpose may cause to be issued a duplicate certificate in respect of such shares and may authorise one of their member or some other person to execute a transfer thereof on behalf of and in the name of such member. No such sale shall be made until such time as the moneys in respect of which such lien exists or some part thereof is presently payable or the liability in respect of which such lien exists is liable to be presently fulfilled or discharged and until notice in writing of the intention to sell shall have been served on such Member, or his heirs, executors, administrators, or other representatives or upon the persons (if any) entitled by transmission to the shares or any one or more of such heirs, executors, administrators, representatives or persons, and default shall have been made by him or them in payment, fulfilment or discharge of such debts, liabilities or engagements for fourteen days after such notice,

         APPLICATION OF SALE PROCEEDS

49. The net proceeds of any such sale after payment of the costs of such sale shall be applied in or towards the satisfaction of such debts, liabilities or engagements and the residue (if any)

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                                       12

         paid to such Member, or any of his heirs, executors, administrators, representatives or assigns or any of the persons (if any) entitled by transmission to the shares sold.

         VALIDITY OF SALE UNDER ARTICLES

50. Upon any sale after forfeiture, or for enforcing a lien in purported exercise of the powers hereinbefore given, the Board may appoint some person to execute an instrument of transfer of the shares sold and cause the purchaser's name to be entered in the Register in respect of the Shares sold and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money and after his name has been entered in the Register in respect of such shares, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only in and against the Company exclusively.

         CANCELLATION OF SHARE CERTIFICATE IN RESPECT OF FORFEITED SHARES

51. Upon any sale, re-allotment or other disposal under the provisions of the preceding Articles, the certificate or certificates originally issued in respect of the relative shares shall (unless the same shall on demand by the Company have been previously surrendered to it by the defaulting Member) stand cancelled and become null and void and of no effect, and the Directors shall be entitled to issue a new certificate or certificates in respect of the said shares to the person or persons entitled thereto.

         POWER TO ANNUL FORFEITURE

52. The Board may at any time before any share so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as it thinks fit.

                       TRANSFER AND TRANSMISSION OF SHARES

         REGISTER OF TRANSFERS

53. The Company shall keep a Register of Transfers and shall have recorded therein fairly and distinctly particulars of every transfer or transmission of any share held in material form.

         RESOLUTION PASSED AT THE EXTRAORDINARY GENERAL MEETING HELD ON JANUARY 6,1998.

         FORM OF TRANSFER

54. Shares in the Company shall be transferred by an instrument in writing in such form as prescribed under Section 108 of the Companies Act, 1956, or under rules made thereunder from time to time.

         TO BE EXECUTED BY TRANSFEROR AND TRANSFEREE

55. The instrument of transfer duly stamped and executed by the transferor and the transferee shall be delivered to the Company in accordance with the provisions of the Act. The instrument of transfer shall be accompanied by such evidence as the Board may require to prove the title of the transferor and his right to transfer the shares and every registered instrument of transfer shall remain in the custody of the Company until destroyed by an order of the Board. The transferor shall be deemed to be the holder of such shares until the name of the transferee shall have been entered in the Register of Members in respect thereof. Before the registration of a transfer, the certificate or certificates of the shares must be delivered to the Company.

55A. In the case of transfer or transmission of shares or other marketable Securities where the Company has not issued any certificates and where such shares or securities are being held in any electronic and fungible form in a Depository, the provisions of the Depositories Act, 1996 shall apply.

         RESOLUTION PASSED AT THE EXTRAORDINARY GENERAL MEETING HELD ON JANUARY 6,1998.

         DIRECTORS MAY REFUSE TO REGISTER TRANSFERS

56. Subject to the provisions of Section 111 of the Act, the Board, may at its own absolute and uncontrolled discretion, and without assigning any reason, decline to register or acknowledge any transfer of shares whether fully paid or not, (notwithstanding that the proposed transferee be already a Member), but in such cases it shall, within one month from the date on which the instrument of transfer was lodged with the Company, send to the transferee and the transferor notice of refusal to register such transfer. Provided that registration of a transfer shall not be refused on the ground that the transferor being either alone or jointly with any other person or persons indebted to the Company on any account whatsoever except on shares.

         REFUSAL TO REGISTER TRANSFER

57. In particular and without prejudice to the generality of the above powers, the Board may subject to the provisions of Section 111 of the Companies Act, 1956 decline to register in exceptional circumstances when it is felt that the transferee is not a desirable person from the larger point of view of the interest of the Company as a whole subject to the provisions of the clause (c) of subsection (4) of Section 22A of the Securities Contract (Regulation) Act.

         SUB-DIVISION/CONSOLIDATION IN MARKETABLE LOTS ONLY

58. Transfer of shares in whatever lot should not be refused, though there would be no objection to the company refusing to split a share certificate into several scrips of any small denominations or to consider a proposal for transfer of shares comprised in a share certificate to several parties, involving such splitting, if on the face of it such splitting/transfer appears to be unreasonable or without a genuine need. The Company should not, therefore, refuse transfer of shares in violation of the Stock Exchange listing requirements on the ground that the number of shares to be transferred is less than any specified number.

         DEATH OF ONE OR MORE JOINT HOLDERS OF SHARES

59. In case of the death of any one or more of the persons named in the Register of Members as the joint holders of any share, the survivor or survivors shall be the only persons recognised by the Company as having any title to or interest in such share, but nothing herein contained shall be taken to release the estate or a deceased joint-holder for any liability on shares held by him jointly with any other person.

         TITLE TO SHARES OF DECEASED MEMBER

60. The executors or administrators or holders of a Succession Certificate or the legal representatives of a deceased Member (not being one of two or more joint-holders) shall be the only person recognised by the Company as having any title to the shares registered in the name of such Member, and the Company shall not be bound to recognise such executors or administrators or holders of a Succession Certificate or the legal representatives unless such executors or administrators or legal representatives shall have first obtained Probate or Letter of Administration or Succession Certificate, as the case may be, from a duly constituted court in the Union of India provided that in case where the Board in its absolute discretion think fit, the Board may dispense with production of Probate or Letters of Administration or Succession Certificate, upon such terms as to Indemnity or otherwise as the Board in its absolute discretion may think necessary and under
         Article 59 register the name of any person who claims to be absolutely entitled to shares standing in the name of a deceased Member, as a Member.

         NO TRANSFER TO INSOLVENT, ETC.

61. No share shall in any circumstances, be transferred to any insolvent or person of unsound mind.

         REGISTRATION OF PERSON ENTITLED TO SHARES OTHERWISE THAN BY TRANSFER

62. Subject to the provisions of the Act and Articles 59 end 60 any person becoming entitled to shares in consequences of death, lunacy, bankruptcy or insolvency of any Member, or by any lawful means other than by a transfer in accordance with these Articles, may with the consent of the Board (which it shall not be under any obligation to give) upon producing such evidence that he sustains the character in respect of which he proposes to act under this Article, or of his title, as the Board thinks sufficient, either be registered himself as the holder of the shares or elect to have some persons nominated by him and approved by the Board, registered as such holder; provided nevertheless, that if such person shall elect to have his nominee registered, he shall testify the election by executing in favour of his nominee an instrument of transfer in accordance with the provisions herein contained and until he does so he shall not be freed from any liability in respect of the shares.

         PERSONS ENTITLED MAY RECEIVE DIVIDENDS WITHOUT BEING REGISTERED AS MEMBERS

63. A person entitled to a share by transmission shall, subject to the right of the Directors to retain such dividends or money as hereinafter provided be entitled to receive, and may give a discharge for any dividends or other moneys payable in respect of the shares.

         FEE ON TRANSFER OR TRANSMISSION

64. No fee shall be charged for transfer and, transmission of Shares or for registration of any of power of attorney, probate, letter of administration or other similar documents.

         THE COMPANY NOT LIABLE FOR DISREGARD OF A NOTICE PROHIBITING REGISTRATION OF A TRANSFER

65. The Company shall incur no liability or responsibility whatever in consequence of its registering or giving effect to any transfer of shares made or purporting to be made by any apparent legal owner thereof (as shown or appearing in the Register of Members) to the prejudice of a person or persons having or claiming any equitable right, title or interest to or in the said shares, notwithstanding that the Company may have any notice of such equitable right, title or interest or notice prohibiting registration of such transfer and may have entered such notice or referred thereto, in any book of the company, and the Company shall not be bound or required to regard or attend or give effect to any notice which may be given to it of any equitable right, title or interest, or be under any liability whatsoever for refusing or neglecting so to do, though it may have been entered or referred to in some book of the company, but the company shall nevertheless be at liberty to regard and attend to any such notice, and give effect thereto if the Board shall so think fit.

                                BORROWING POWERS

         POWER TO BORROW

66. Subject to the provisions of Sections 58A, 292 and 293 of the Act and of these Articles, the Board may, from time to time at its discretion, by a resolution passed at a Meeting of the Board, accept deposits from Members, either in advance of call or otherwise, and generally raise or borrow or secure the payment of any sum or sums of money for the purposes of the company provided however, where the moneys to be borrowed together with the moneys already borrowed (apart from temporary loans obtained from the Company's bankers in the ordinary course of business) exceed the aggregate of the paid up capital of the Company and its free reserves (that is to say, reserves not set apart for any specific purpose) the Board shall not borrow such moneys without the consent of the Company in General Meeting.

         THE PAYMENT OR REPAYMENT OF MONIES BORROWED

67. The payment or repayment of moneys borrowed as aforesaid may be secured in such manner and upon such terms and conditions in all respects as the Board may think fit, and in particular by a resolution passed at a meeting of the Board (and not by Circular Resolution) by the issue of debentures of the Company, charged upon all or any part of the property of the Company (both present and future) including its uncalled capital for the time being, and debentures, and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

         TERMS OF ISSUE OF DEBENTURES

68. Any debentures, debenture-stock or other securities may be issued at a discount, premium or otherwise and maybe issued on condition that they or any part of them shall be convertible into shares of any denomination, and with any privileges and conditions as to redemption, surrender, drawing, allotment of shares and attending (but not voting at) General Meetings, appointment of Directors and otherwise. Debentures with a right to conversion or allotment of shares shall be issued only with the consent of the Company in General Meeting.

         REGISTER OF MORTGAGES, ETC. TO BE KEPT

69. The Board shall cause a proper register to be kept in accordance with the provisions of Section 143 of the Act of all mortgages, debentures and charges specifically affecting the property of the Company; and shall cause the requirements of Sections 118, 125, and 127 to 144 (both inclusive) of the Act, in that behalf to be duly complied with (within the time prescribed by the said sections or such extensions thereof as may be permitted by the Company Law Board or the Court or the Registrar as the case may be) so far as they fail to be complied with by the Board.

         REGISTER AND INDEX OF DEBENTURE HOLDERS

70. The Company shall, if any time it issues debentures, keep a Register and Index of Debenture holders in accordance with Section 152 of the Act. the company shall have the power to keep in any State or Country outside India a Branch Register of Debenture-holders resident in that State or Country

                                  SHARE WARRANT

          POWER TO ISSUE SHARE WARRANTS

71. The Company may issue share warrants subject to, and in accordance with the provisions of sections 114 and 115, and accordingly the Board may in its discretion, with respect to any share which is fully paid-up on application in writing signed by the persons registered as holder of the share, and authenticated, by such evidence (if any) as the Board may, from time to time, require as to the identity of the person signing the application, and on receiving the certificate (if any) of the share, and the amount of the stamp duty on the warrant and such fee as the Board may from time to time require, issue a share warrant.

         DEPOSIT OF SHARE WARRANT

72.      1)       The bearer of a share warrant may at any time deposit the
                  warrant at the office of the Company, and so long as the warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the Company, and of attending, and voting and exercising the other privileges of a Member at any meeting held after the expiry of two clear days from the time of deposit as if his name were inserted in the Register of Members as the holder of the share included in the deposited warrant.

         2) Not more then one person shall be recognised as depositor of the share warrant,

         3) The Company shall, on two days' written notice, return the deposited share warrant to the depositor.

         PRIVILEGES AND DISABILITIES OF THE HOLDERS OF SHARE WARRANT

73.      1)       Subject as herein otherwise expressly provided, no person
                  shall, as bearer of a share warrant sign a requisition for calling a meeting of the Company, or attend or vote or exercise any other privileges of a Member at a meeting of the Company, or be entitled to receive any notices from the Company.

         2) The bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages as if he was named in the Register of Members as the holder of the share included in the warrant, and shall be a Member of the Company.

         ISSUE OF NEW SHARE WARRANT OR COUPON

         74. The Board may, from time to time, make rules as to the terms on which (if it shall think fit) a new share warrant or coupon may be issued by way of renewal in case of defacement, loss or destruction.

                  CONVERSION OF SHARE INTO STOCK AND RECONVERSION

         SHARES MAY BE CONVERTED INTO STOCK

         75. The Company in General Meeting may convert any paid-up shares into stock; and when any shares have been converted into stock, the several holders of such stock may thenceforth transfer their respective interest therein, or any part of such interest, in the said manner and subject to the same Regulations as, and subject to which shares from which the stock arose might have been transferred if no such conversion had taken place, or as near thereto as circumstance will admit. The Company may at any time reconvert any stock into paid-up shares of any denomination.

         RIGHT OF STOCKHOLDERS

         76. The holders of stock shall, according to the amount of stock held by them, have the same right, privileges and advantages as regards dividends, voting at meetings of the Company, and other matters, as if they held the shares from which the stock arose, but no such privilege advantage (except participation in the dividends and profits of the Company and in the assets on winding-up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

                               MEMBERS' MEETINGS

         ANNUAL GENERAL MEETING

77.      Annual General Meeting of the company may be convened subject to
         Section 166 and Section 210 of the Act by giving not less than 21 days notice in writing. Subject to the provisions of Section 171 (2) a meeting may be convened after giving a shorter notice.

         EXTRA ORDINARY GENERAL MEETING

78. The Board may, whenever it thinks fit, call an Extraordinary General Meeting and it shall do so upon a requisition in writing by any Member or Members holding in the aggregate not less than one tenth of such of the paid-up capital; as at that date carried the right of voting in regard to the matter in respect of which the requisition has been made.

         REQUISITION OF MEMBERS TO STATE OBJECTS OF MEETING

79. Any valid requisition so made by the Members must state the object or objects of the meeting proposed to be called, and must be signed by the requisitionists and be deposited at the office; provided that such requisition may consist of several documents in like form each signed by one or more requisitionists.

         ON RECEIPT OF REQUISITION, DIRECTORS TO CALL MEETING AND IN DEFAULT REQUISITIONISTS MAY DO SO

80. Upon the receipt of any such requisition, the Board shall forthwith call an Extraordinary General Meeting; and if it does not proceed within twenty-one days from the date of the requisition being deposited at the Office to cause a meeting to be called on a day not later than forty-five days from the date of deposit of the requisition, the requisitionists, or such of their number as represent either a majority in value of the paid-up, share capital held by all of them or not less than one-tenth of such of the paid-up share capital of the Company as is referred to in Section 169 (4) of the Act, whichever is less, may themselves call the meeting, but in either case any meeting so called shall be held within three months from the date of deposit of the requisition as aforesaid.

         MEETING CALLED BY REQUISITIONISTS

81. Any meeting called under the foregoing Articles by the requisitionists shall be called in the same manner, as nearly as possible, as that in which meetings are to be called by the Board.

         QUORUM AT GENERAL MEETING

82.      Five members present in person shall be a quorum for a General Meeting.

         BODY CORPORATE PERSONALLY PRESENT

83. A body corporate being a member shall be deemed to be personally present if it is represented in accordance with Section 187 of the Act.

         IF QUORUM NOT PRESENT MEETING TO BE DISSOLVED OR ADJOURNED

84. If, at the expiration of half an hour from the time appointed for holding a meeting of the Company, a quorum shall not be present, the meeting it convened by or upon the requisition of Members, shall stand dissolved, but in any other case the meeting shall stand adjourned to the same day in the next week or if that day is a public holiday until the next succeeding day which is not a public holiday at the same time and place or to such other day at such other time and place within the city or town in which the Office of the Company is situate as the Board may determine, and if at such adjourned meeting a quorum is not present at the expiration of half an hour from the time appointed for holding the meeting, the Members present shall be a quorum, and may transact, the business for which the meeting was called.

85. The Chairman (if any) of the Directors shall be entitled to take the chair at every General Meeting, whether Annual or Extraordinary. If there be no such Chairman of the Directors, or if at any meeting he shall not be present within fifteen minutes of the time appointed for holding such meeting then the members presents shall elect another Director as Chairman and if no Director be present or if all Directors present decline to take the Chair, then the members present shall elect one of their members to be the Chairman.

         BUSINESS CONFINED TO ELECTION OF CHAIRMAN WHILST CHAIR VACANT

86. No business shall be discussed at any General Meeting except the election of a Chairman, whilst the chair is vacant.

         CHAIRMAN WITH CONSENT MAY ADJOURN MEETING

87. The Chairman with the consent of the meeting may adjourn any meeting from time to time and from place to place within the city or town in which the office of the Company is situated for the time being but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

         QUESTION AT GENERAL MEETING HOW DECIDED

88. At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by a member or members present in person or by proxy and holding shares in the Company which confer a power to vote on the resolution not being less than 1/10th of the total voting power in respect of the Resolution or on which an aggregate sum of not less than Rs. 50,000/- has been paid up. The demand for a poll may be withdrawn at any time by the person or persons who made the demand.

         CHAIRMAN'S CASTING VOTE

89. In the case of any equality of votes, the Chairman shall both on a show of hands and at a poll (if any) have a casting vote in addition to the votes to which he may be entitled as a Member.

         DEMAND FOR POLL NOT TO PREVENT TRANSACTION OF OTHER BUSINESS

90. The demand for a poll except on the question of the election of the Chairman and of an adjournment shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

         MEMBER IN ARREARS NOT TO VOTE

91. No member shall be entitled to vote either personally or by proxy at any General Meeting or meeting of a class of shareholders either upon a show of hands or upon a poll in respect of any shares registered in his name on which any calls or other sums presently payable by him have not been paid or in regard to which the Company has, and has exercised, any right of lien.

         NUMBER OF VOTES TO WHICH MEMBER ENTITLED

92. Subject to the provisions of these Articles and without prejudice to any special privileges or restrictions as to voting for the time being attached to any class of shares for the time being forming part of the capital of the Company, every member, not disqualified by the last preceding Article shall be entitled to be present and to speak and vote at such meeting, and on a show of hands every member present in person shall have one vote and upon a poll the voting rights of every member whether present in person or by proxy, shall be in proportion to his share of the paid-up equity capital of the Company.

         CASTING OF VOTES BY A MEMBER ENTITLED TO MORE THAN ONE VOTE

93. On as poll taken at a meeting of the Company, a member entitled to more than one vote, or his proxy, or other person entitled to vote for him as the case may be, need not, if he votes, use all his votes or cast in the same way all the votes he uses.

         VOTES OF MEMBERS OF UNSOUND MIND AND MINORS

94. A member of unsound mind or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hand or on a poll, by his committee or other legal guardian, and any such committee or guardian may, on a poll vote by proxy. If any member be a minor, the votes in respect of his share or shares shall be by his guardian or any of his guardians, if more than one, to be elected in case of dispute by the Chairman of the meeting.

         VOTES OF JOINT MEMBERS

95. If there be joint registered holders of any shares, any one of such persons may vote at any meeting or may appoint another person (whether a Member or not) as his proxy in respect of such shares as if he were solely entitled therein but the proxy so appointed shall not have any right to speak at the meeting and, if more than one of such joint-holders be present at any meeting, that one of the said person so present whose name stands higher on the Register shall alone be entitled to speak and to vote in respect of such shares, but the other or others of the joint-holders shall be entitled to be present at the meeting. Several executors or administrators of a deceased member in whose names share stand shall for the purpose of these Articles be deemed joint holders thereof.

         VOTING IN PERSON OR BY PROXY

96. Subject to the provisions of these Articles votes may be given either personally or by proxy. A body corporate being a member may vote either by a proxy or by a representative duly authorised in accordance with
         Section 187 of the Act and such representative shall be entitled to exercise the same rights and powers (including the right to vote by proxy) on behalf of the body corporate which he represents as the body could exercise if it ware an individual member.

         VOTES IN RESPECT OF SHARES OF DECEASED OR INSOLVENT MEMBERS

97. Any person entitled under Article 62 to transfer any shares may vote at any General Meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that 48 hours, at least, before the time of holding the meeting or adjourned meeting as the case may be at which he proposed to vote he shall satisfy the Directors of his right to transfer such shares and give such indemnity (if any) as the Directors may require or the Directors shall have previously admitted his right to vote at such meeting in respect thereof.

         APPOINTMENT OF PROXY

98. Every proxy (whether a member or not) shall be appointed in writing under the hand of the appointer or his attorney, or if such appointer is a corporation under the common seal of such corporation, or be signed by an officer or an Attorney duly authorised by it and any committee or guardian may appoint such proxy. The proxy so appointed shall not have any right to speak at the meeting.

         PROXY EITHER FOR A SPECIFIED MEETING OR FOR SPECIFIED PERIOD

99. An instrument of proxy may appoint a proxy either for purpose of a particular meeting specified in the instrument and any adjournment thereof or it may appoint for the purposes of every meeting of the Company, or of every meeting to be held before the data specified in the instrument and any adjournment of any such meeting.

         NO PROXY EXCEPT FOR A BODY CORPORATE TO VOTE ON A SHOW OF HANDS

100. A member present by proxy shall be entitled to vote only on a poll but not on a show of hands, unless such member is a body corporate present by a representative in which case such proxy shall have a vote on the show of hand as if he were a member.

         DEPOSIT OF INSTRUMENT OF PROXY

101. The instrument appointing a proxy and the Power of Attorney or other authority (if any) under which it is signed or a notarially certified copy of that power or authority shall be deposited at the office not later than forty eight hours before the time for holding the meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution.

         FORM OF PROXY

102. Every instrument of proxy whether for a specified meeting otherwise shall, as nearly as circumstances will admit, be in any of the forms set out in Schedule 1X of the Act.

         VALIDITY OF VOTES GIVEN BY PROXY NOTWITHSTANDING DEATH OF MEMBER

103. A vote given in accordance within the norms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the Principal, or revocation of the proxy or of any power of attorney under which such proxy was signed, or the transfer of the share in respect of which the vote is given, provided that no intimation in writing of the death or insanity, revocation or transfer shall have been received at the office before the meeting.

         TIME FOR OBJECTION TO VOTE

104. No objection shall be made to the validity of any vote; except at any meeting or poll at which such vote shall be tendered and every vote, whether given personally or by proxy, not disallowed at such meeting or poll shall be deemed valid for all purposes of such meeting or poll whatsoever.

Article 107 deleted WE7 June 14 2003.
[STAMP: IFOSYS TECHNOLOGIES LIMITED * BANGALORE]

CHAIRMAN OF ANY MEETING TO BE THE JUDGE OF VALIDITY OF VOTE

105. The Chairman of any meeting shall be the sole judge of the validity of every vote tendered at such meeting. The Chairman present at the taking of a poll shall be the sole judge of the validity of every vote tendered at such poll.

                                   DIRECTORS

         NUMBER OF DIRECTORS

108. Until otherwise determined by the company in a General Meeting and subject to the provisions of Section 252 of the Act, the number of directors (excluding Debenture Directors and Directors appointed under Article 111 hereof and Alternate Directors) shall not be less than three nor more than eighteen.

         RESOLUTION PASSED AT THE ANNUAL GENERAL MEETING HELD ON MAY 27, 2000.

         NON-RETIRING DIRECTORS

107. If and so long as Mr. N.R. Narayana Murthy and/or his relatives shall hold not less than 5% of the issued equity share capital of the Company, Mr. N.R. Narayana Murthy shall be the Managing Director of the Company and shall not be liable to retire by rotation.

108. The Board may appoint, from time to time, one or more of their members to be the Managing Director or Joint Managing Director or Wholetime Director or Deputy Managing Director or Manager of the Company on such terms and on such remuneration (whether by way of salary or commission, or partly in one and partly in another) as they may think fit and the directors so appointed shall not while holding that office, be subject to retirement by rotation or taken into account in determining the rotation of retirement of directors, but their appointment shall be subject to determination ipso facto if they cease from any cause to be a director or if the company in General Meeting resolve that their tenure of the office Managing Director or Joint Managing Director or Wholetime Director or Deputy Managing Director or Manager be determined.

109. Subject to the provisions of the Act, the Directors, may from time to time entrust and confer upon e Managing Director for the time being such of the power exercisable upon such terms and conditions and with such restrictions they may think fit either collaterally with or to the exclusion of and in substitution for all or any of their own powers and from time to time revoke, withdraw, alter or vary all or any of such powers.

         APPOINTMENT OF SPECIAL DIRECTORS

110. On behalf of the Company, whenever Directors enter into a contract with any Government, Central, State or Local, any Bank or Financial institution or any person or persons (hereinafter referred to as "the appointer") for borrowing any money or for providing any guarantee or security or for technical collaboration or assistance or for underwriting or entering into any other arrangement whatsoever the Directors shall have, subject to the provisions of Section 255 of the Act, the power to agree that such appointer shall have right to appoint or nominate by notice in writing addressed to the Company one or more Directors on the Board for such period and upon such conditions as may be mentioned in the agreement and that such Director or Directors may not be liable to retire by rotation nor be required to hold any qualification shares. The Directors may also agree that any such Director of Directors may be removed from time to time by the appointer entitled to appoint or nominate them and the appointer may appoint another or others in his or their place and also fill in any vacancy which may occur as a result of any such Director or Directors ceasing to hold that office for any reason whatsoever. The Directors appointed or nominated under this Article shall be entitled to exercise and enjoy all or any of the rights and privileges exercised and enjoyed by the

         Directors of the Company including payment of remuneration and travelling expenses to such Director of Directors as may be agreed by the Company with the appointer.

         DEBENTURE DIRECTORS

111. If it is provided by any Trust Deed, security or otherwise, in connection with any issue of debentures of the Company that any person or persons shall have power to nominate a Director or Directors of the Company, then in the case of any and every such issue of debentures, the person or persons having such power may exercise such power from time to time and appoint a Director or Directors accordingly. Any Director so appointed is herein referred to as "Debenture Director". A Debenture Director may be removed from office at any time by the person or persons in whom for the time being is vested the power under which he was appointed and another director may be appointed in his place. A debenture director shall not be bound to hold any qualification shares. A debenture director shall not if so agreed by the company be liable to retire by rotation; but shall automatically cease to hold office as a director if and when the debentures are fully discharged.

         NOMINEE DIRECTORS

112. Nominee Directors: So long as any moneys remain owing by the Company to The Industrial Development Bank of India, Industrial Finance Corporation of India, The Industrial Credit and Investment Corporation of India Limited. The Industrial Reconstruction Corporation of India Limited, Life Insurance Corporation of India, General Insurance Corporation of India, National Insurance Company Limited, The Oriental Fire & General Insurance Company Limited, The New India Assurance Company Limited, United India Insurance Company Ltd., Karnataka State Industrial Investment and Development Corporation Ltd., or any State Financial Corporation or any Financial Institution owned or controlled by the Central Government or any State Government or the Reserve Bank of India or by two or more of them by Central Government themselves (each of the above and Unit Trust of India are hereinafter referred to as the Corporation) out of any loans/debentures, assistance granted by them to the Company or so long as the Corporation holds or continues to hold Debentures/Shares in the Company as a result of any guarantee furnished by the Corporation on behalf of the Company and remaining outstanding the Corporation shall have a right to appoint from time to time, any person as Director, Wholetime or non-Wholetime (which Director or Directors, is/are hereinafter referred to as `Nominee Director/s') on the Board of the Company and to remove from such office any person or persons so appointed and to appoint any person in his or their places. The Board shall have no power to remove from the office of the Nominee Directors. At the option of the Corporation such Nominee Director/s shall not be liable to retirement by rotation. Subject as aforesaid, Nominee Director/s shall be entitled to the same rights and privileges and be subject to the same obligations as any other Directors of the Company.

         PERIOD OF HOLDING OF OFFICE BY NOMINEE DIRECTORS

113. The Nominee Director/s so appointed shall hold the said office only so long as any moneys remain owing by the Company to the Corporation or so long as the Corporation holds or continues to hold Debentures/shares in the Company as a result of underwriting or by direct subscription or private placement or the liability of the Company arising out of the guarantee is outstanding and the Nominee Director/s so appointed in exercise of the said powers shall ipso facto vacate such office immediately the moneys owing by the Company to the Corporation are paid off or on the Corporation ceasing to hold Debentures/shares in the Company or on the satisfaction of liability of the Company arising out of any guarantee furnished by the Corporation.

         CO-OPTION OF DIRECTORS

114. Directors shall have power at any time and from time to time to co-opt, any other person as a director either to fill a casual vacancy or as an additional director, so that the total number of directors shall not at any time exceed the maximum fixed. Any director appointed to fill a casual vacancy shall hold office only up to the date up to which the director in whose place he has been place would have held the office if it had not been vacated. Any additional director shall hold office only up to the date of next Annual General Meeting of the Company but shall be eligible for re-election at such meeting.

         ALTERNATE DIRECTORS

115. The Board may appoint an alternate director to act for a director (hereinafter called "original director" during his absence for a period of not less than three months from the State in which meetings of the Board are ordinarily held. An alternate director appointed under this Article shall not hold office as such for a period longer than that permissible to the original director and shall vacate office if and when the original director returns to the State aforesaid. If the term of office of original director is determined before he so returns to the State aforesaid any provision for automatic re-appointment of retiring directors in default of another appointment shall apply to the original and not to the alternate director.

         QUALIFICATION SHARES OF DIRECTORS

116.     A Director shall not be required to hold any qualification shares.

         REMUNERATION OF DIRECTORS

117. The remuneration of Directors and Executives of the Company, including the fees payable to the Directors of the Company in attending the Meeting of the Board or the Committees of the Board, shall be determined by the Board of Directors from time to time, provided that the sitting fees payable to the Directors as aforesaid shall be within the maximum limits of such fees that may be prescribed under the proviso to Section 310 of the Companies Act, 1956.

         DIRECTORS' TRAVELLING EXPENSES

118. In addition to the remuneration payable to them, the Directors shall be entitled to be paid all travelling, hotel and other incidental expenses properly incurred by them in attending and returning from meetings of the Board of Directors or any Committee thereof or General Meetings or in connection with the business of the Company. The rules in this regard may be framed by the board of Directors from time to time.

         SPECIAL REMUNERATION FOR PERFORMING EXTRA SERVICES

119. If any Director be called upon to perform extra services or special exertions or efforts (which expression shall include work done by a Director as a Member of any committee formed by the Director(s) the Board may arrange with such Directors for such special remuneration for such extra services or special exertions or efforts either by a fixed sum or otherwise as may be determined by the Board and such remuneration may be either in addition to or in substitution for his remuneration, subject to provisions of the Act and confirmation by the Company in General Meeting.

         DIRECTORS MAY ACT NOTWITHSTANDING ANY VACANCY

120. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the quorum fixed by the Act for a meeting of the Board of Directors, the continuing Director or Directors may act for the purpose of increasing the number of Directors to that fixed for a quorum or for summoning a General Meeting but for no other purpose.

         TERMS OF OFFICE OF DIRECTORS

121. Not less than two-thirds of the total number of Directors shall be persons whose period of office is liable to determination by retirement of Directors by rotation.

         RETIREMENT OF DIRECTORS BY ROTATION

122. At every annual general meeting of the Company one-third of such of the Directors for the time being as are liable to retire by rotation, or if their number is not three or a multiple of three, then the number nearest to one third, shall retire from office.

         ASCERTAINMENT OF DIRECTORS TO RETIRE

123. The Directors to retire by rotation under the foregoing article shall be those who have been longest in office since their last appointment, but as between persons who become Directors on the same day, those who are to retire shall, in default of and subject to any agreement among themselves, be determined by lot. A retiring Director shall be eligible for re-election.

         COMPANY TO APPOINT SUCCESSORS

124. The Company, at the annual general meeting at which a Director retires in manner aforesaid, may, fill up the vacated office by electing the retiring Director or some other person thereto.

         PROVISIONS IN DEFAULT OF APPOINTMENT

125.     a)       If the place of the retiring Director is not so filled up and the meeting has not expressly resolved not to fill the vacancy, the meeting shall stand adjourned till the same day in the next week at the same time and place, or if that day is a public holiday, till the next succeeding day which is not a public holiday at the same time and place.

         b) If at the adjourned meeting also, the place of the retiring Director is not filled up and that meeting also has not expressly resolved not to fill the vacancy, the retiring Director shall be deemed to have been re-appointed at the adjourned meeting, unless:-

                  i) at the meeting or at the previous meeting a resolution for the re-appointment of such Director has been put to the meeting and lost;

                  ii) the retiring Direction has, by his notice in writing addressed to the Company or its Board of Directors expressed his unwillingness to be so re-appointed;

                  iii) he is not qualified or is disqualified for appointment;

                  iv) a resolution, whether special or ordinary is required for the appointment or re-appointment by virtue of any provisions of the Act: or

                  v) the provision to sub-section (2) of Section 263 is applicable to the case.

         COMPANY MAY INCREASE OR REDUCE NUMBER OF DIRECTORS

126. Subject to Sections 252, 256 and 259 of the Act, the Company in general meeting may from time to time, increase or reduce the number of Directors, within the limits fixed in that behalf by these Articles.

         REMOVAL DIRECTORS

127. The Company may (subject to the provisions of Section 284 of the Act) remove any Director before the expiration of his period of office and appoint another person in his stead.

                      PROCEEDINGS OF THE BOARD OF DIRECTORS

         MEETING OF DIRECTORS

128. The Directors may meet together as a Board for the dispatch of business from time to time and shall so meet at least once in every three calendar months and at least four such meetings shall be held in every year. The Directors may adjourn and otherwise regulate their meetings as they may think fit.

         NOTICE OF THE BOARD MEETINGS

129. Notice of every meeting of the Board shall be given in writing to every Director for the time being in India and at his address in India to every other Director.

         QUORUM

130. Subject to Section 287 of the Act, the quorum for a meeting of the Board shall be one-third of its total strength (excluding Directors, if any, whose places may be vacant at the time, and any fraction contained in that one-third being rounded off as one), or two Directors whichever is higher. Provided that where at any time the number of interested Directors exceeds or is equal to two-thirds of the total strength, the number of the remaining Directors, that is to say, the number of the Directors who are not interested present at the meeting being not less than two, shall be the quorum during such meeting.

         ADJOURNMENT OF MEETINGS FOR WANT TO QUORUM

131. If a meeting of the Board could not be held for want of quorum, then the meeting shall automatically stand adjourned to such other time as may be fixed by the Chairman.

         SECRETARY TO CALL BOARD MEETING

132. The Secretary shall, and when directed by any Director to do so, convene a meeting of the Board by giving a notice in writing to every other Director.

         CHAIRMAN OF DIRECTORS

133. The Directors shall choose one of their number to be the Chairman of the Directors who shall hold such office until the Directors otherwise determine. If at any meeting the Chairman of the Directors shall not be present at the time appointed for holding the same, the Directors present shall choose some one of their member to be the Chairman of such meeting.

                                       26
         QUESTIONS HOW DECIDED

134. Question arising at any meeting of the Board shall be decided by a majority of votes and in the case of an equality of votes the Chairman shall have second or a casting vote.

         POWER OF BOARD MEETING

135. A meeting of the Board for the time being at which a quorum is present, shall be competent to exercise all or any of the authorities, power and discretions which by or under the Act or the Articles of the Company are for the being vested in or exercisable by the Board generally.

         APPOINTMENT OF SUB-COMMITTEE

136. The Board may appoint from time to time a sub-committee consisting of one or more Director(s) and or one or more senior executive(s) of the Company to deal with matters relating to transfer / transmission of shares / debentures and such other matters incidental thereto with such powers and duties, as the Board deems fit.

         DIRECTORS MAY APPOINT COMMITTEES

137. Subject to the restrictions contained in Section 292 of the Act, the Board may delegate any of its powers to committees of the Board consisting of such members of its body as it thinks fit, and it may from time to time revoke and discharge any such committee of the Board either wholly or in part, and either as to persons or purposes but every committee of the Board so formed shall in the exercise of the powers so delegated, confirm to any Regulations that may from time to time be imposed on it by the Board. All acts done by any such committee of the Board in conformity with such Regulations and in fulfillment of the purpose of their appointment but not otherwise shall have the like force and effect as if done by the Board.

         MEETING OF COMMITTEE HOW TO BE GOVERNED

138. The meeting and proceedings of any such committee of the Board consisting of two or more members shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Directors so far as the same are applicable thereto and are not superseded by any Regulations made by the Directors under the last preceding Article. The provisions of Article 134 shall mutatis mutandis apply to the meeting of such committee.

         CIRCULAR RESOLUTION

139. No resolution shall be deemed to have been duly passed by the Board or by a Committee thereof by circulation, unless the resolution has been circulated in draft, together with the necessary papers, if any, to all the Directors or to all the members of the committee then in India (not being less in number than the quorum fixed for a meeting of the Board or Committee, as the case may be), and to all other Directors or members of the Committee, at their usual address in India and has been approved by such of the Directors of members of the Committee as are then in India, or by a majority of such of them as are entitled to vote on the resolution.

         VALIDITY OF DIRECTORS ACTS

140. All acts done by any meeting of the Board or by a Committee or by a sub- committee of the Board, or by any person acting as a Director shall notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of such Directors, or persons acting as aforesaid, or that they or any of them were disqualified or had vacated office or that the appointment of any of them were disqualified or had vacated office or that the appointment of any of them had been terminated by virtue of any provisions contained in the Act or in these Articles, be as valid as if every such persons had been duly appointed and was qualified to be a Director and had not vacated his office or his appointment had not been terminated. Provided that nothing in this Article shall be deemed to give validity to acts done by a Director after his appointment has been shown to the Company to be invalid or to have terminated.

         POWERS OF DIRECTORS

141. The business of the Company shall be managed by the Board of Directors, who may exercise all such powers of the Company and do all such acts and things as are not, by the Act, or any other Act or by the Memorandum or by the Articles of the Company required to be exercised by the Company in General Meeting subject nevertheless to the Regulations of these Articles to the provisions of the Act, or any other Act and to such Regulations being not inconsistent with the aforesaid Regulations or provisions as may be prescribed by the Company in General Meeting but no Regulation made by the Company in General Meeting shall invalidate any prior act of the Board which would have been valid if that Regulation had not been made. Provided that the Board of Directors shall not except with the consent of the Company in General Meeting.

         a. sell, lease or otherwise dispose of the whole or substantially the whole of the undertaking of the Company, or where the company owns more than one undertaking, of the whole, or substantially the whole, of any such undertaking;

         b. remit or give time for the repayment of, any debt by a Director;

         c. invest, otherwise than in trust securities, the amount of compensation received by the company in respect of the compulsory acquisition of any such undertaking as is referred to in Clause (a) or of any premises or properties used for any such undertaking and without which it cannot be carried on or can be carried on only with difficulty or only after a considerable time;

         d. borrows moneys, where the moneys to be borrowed together with the moneys already borrowed by the company (apart from temporary loans obtained from the company's Bankers in the ordinary course of business) will exceed the aggregate of the paid-up capital of the company and its free reserves, that is to say, reserves not set apart for any specific purposes. Provided further that the powers specified in Section 292 of the Act shall be exercised only at meetings of the Board unless the same be delegated to the extent therein stated; or

         e. contribute to Charitable and other funds not directly relating to the business of the Company or the welfare of its employees any amounts, the aggregate of which will in any financial year exceed Rupees Fifty Thousand only or five percent of its average net profit as determined in accordance with the provisions of Sections 349 and 350 of the Act during the three financial years immediately preceding, whichever is greater.

         CERTAIN POWERS TO BE EXERCISED BY THE BOARD ONLY AT MEETINGS

142. The Board of Directors of the Company shall exercise the following powers on behalf of the Company and it shall do so only by means of resolutions passed at meetings of the Board:-

         a. The power to make calls on share holders in respect of money unpaid on their shares;

         b.       The power to issue debentures;

         c.       The power to borrow money otherwise than on debentures

         d.       The power to invest the funds of the Company;

         e.       The power to make loans;

         Provided that the Board may, by a resolution passed at a meeting, delegate to any committee of Directors, the Manager or any other principal officer of the company or in the case of a branch office of the company, a principal officer of the branch office, the powers specified in clauses (c), (d) and (e) of this Article to the extent specified in sub-sections (2), (3) and (4) respectively of Section 292 of the Act, on such condition as the Board may prescribe in respect of dealings between the company and its bankers, the exercise by the company of the powers specified in Clause (c) shall mean the arrangement made by the company with its bankers for the borrowing of money by way of overdraft or cash credit or otherwise and not the actual day to day operation on overdraft, cash credit or other accounts by means of which the arrangement so made is actually availed of.

         CERTAIN POWERS OF THE BOARD

143. Without prejudice to the general powers conferred by the last preceding Article and so as not in any way to limit or restrict these powers, and without prejudice to the other powers conferred by these Articles, but subject to the restrictions contained in the last preceding Article, it is hereby declared that the Directors shall have the following powers, that is to say power:

         1) To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the company.

         PAYMENT OUT OF CAPITAL

         2) To pay and charge to the capital account of the company any commission or interest lawfully payable thereout under the provisions of Sections 76 and 208 of the Act.

         TO ACQUIRE PROPERTY

         3) Subject to Sections 292 and 297 of the Act to purchase or otherwise acquire for the Company any property, rights, privileges which the Company is authorised to acquire, at or for such price or consideration and generally on such terms and conditions as they think fit, and in any such purchase or other acquisition to accept such title as the Directors may believe or may be advised to be reasonably satisfactory.

         TO PAY FOR PROPERTY, ETC.

         4) At their discretion and subject to the provision of the Act, to pay for any property, rights, or privileges acquired or services rendered in the Company either wholly or partially, in cash or in shares, bonds, debentures, mortgages, or other securities of the such amount credited as paid up thereon as may be agreed upon and any such bonds; debentures, mortgages or other securities may be either, specifically charged upon all or any part of the property to the Company and its uncalled capital or not so charged.

         TO SECURE CONTRACTS

         5) To secure the fulfilment of any contracts or engagements entered into by the Company by mortgage or charge of all or any of the property of the Company and its uncalled capital for the time being or in such manner as they may think fit.

TO ACCEPT SURRENDER OF SHARES

6) To accept from any member, as far as may be permissible by law, a surrender of his shares or any part thereof, on such terms and conditions as shall be agreed.

TO APPOINT TRUSTEES

7) To appoint any person to accept and to hold in trust for the Company any property belonging to the Company, or in which it is interested, or for any other purposes; and to execute and do all such deeds and things as may be required in relation to any such trust, and to provide for the remuneration of such trustee or trustees.

TO BRING AND DEFEND ACTIONS

8) To institute, conduct, defend, compound, or abandon any legal proceedings by or against the Company or its officers or otherwise payment or satisfaction of any debts due, and of any claims or demands by or against the Company, and to refer any differences to arbitration, and observe and perform any awards made thereon.

TO ACT IN INSOLVENCY MATTERS

9) To act on behalf of the Company in all matters relating to bankrupts and insolvents.

TO GIVE RECEIPTS

10) To make and give receipts, releases and other discharges for moneys payable to the Company, and for the claims and demands of the Company.

TO INVEST MONEYS

11) Subject to the provisions of Sections 292, 293 (1)(c), 295, 370 and 372 of the Act, to invest, deposit and deal with any moneys of the Company not immediately required for the purpose thereof, upon such security (not being shares of this Company), or without security and in such manner as they may think fit, and from time to time to vary or realise such investments. Save as provided in Section 49 of the Act, all investments shall be made and held in the Company's own name.

TO PROVIDE FOR PERSONAL LIABILITIES

12) To execute in the name and on behalf of the Company in favour of any Director or other person who may incur or be about to incur any personal liability whether as principal or surety; for the benefit of the Company such mortgages of the Company's property (present and future) as they think fit; and any such mortgage may contain a power of sale, and such other powers, provisions, covenants and agreements as shall be agreed upon.

TO AUTHORISE ACCEPTANCES

13) To determine from time to time who shall be entitled to sign, on the Company's behalf, bills, notes, receipts, acceptances, endorsements, cheques, dividend warrants, releases, contracts and documents and to give necessary authority for such purpose.

TO DISTRIBUTE BONUS

14) To distribute by way of bonus amongst the staff of the Company a share in the profits of the Company, and to give to any officer or other person employed by the Company a commission on the profits of any particular business or transaction and to charge such bonus or commission as part of the working expenses of the Company.

TO PROVIDE FOR WELFARE OF EMPLOYEES

15) To provide for the welfare of Directors or Ex-Directors or employees or ex-employees of the Company and their wives, widows and families or the dependants or connections of such persons by building or contributing to the building of houses, dwellings or chawls or by grants of moneys, pensions, gratuities, allowances, bonus or other payments; or by creating and from time to time subscribing or contributing to provident and other associations, institutions or funds or trusts and by providing or subscribing or contributing towards places of instruction and recreation, hospitals and dispensaries, medical and other attendance and other assistance as the Board shall think fit, and subject to the provisions of Section 293 (1)(e) of the Act. To subscribe or contribute or otherwise to assist or to guarantee money to any charitable, benevolent, religious, scientific, national or other institutions or objects which shall have any moral or other claim to support or aid by the Company either by reason of locality of operation, or of public and general utility or otherwise.

TO CREATE RESERVE FUND

16) Before recommending any dividend to set aside, out of the profits of the Company such sums as they may think proper for depreciation or to a Depreciation Fund or to an Insurance Fund or as a Reserve Fund or Sinking Fund or any special fund to meet contingencies or to repay debentures or debenture-stock, or for special dividends or for equalising dividends or for repairing, improving, extending and maintaining any of the property of the Company and for such other purposes (including the purposes referred to in the preceding clause), as the Board may in their absolute discretion think conducive to the interest of the Company, and subject to Section 292 of the Act, to invest the several sums so set aside or so much thereof as required to be invested, upon such investments (other than shares of the Company) as they think fit, and from time to time to deal with and vary such investments and dispose of and apply and expend all or any part thereof for the benefit of the Company, in such manner and for such purposes as the Board in their absolute discretion, think, conducive to the interest of the company notwithstanding that the matters to which the Board apply or upon which they expend the same, or any part thereof, may be matters to or upon which the capital moneys of the company might rightly be applied or expended, and to divide the reserve fund into such special funds as the Board may think fit with full power to transfer the whole or any portion of the Reserve Fund into such special funds as the Board may think fit, with full power to transfer the whole or any portion of a Reserve Fund or division of a Reserve Fund and with full power to employ the assets constituting all or any of the above funds, including the Depreciation Fund, in the business of the company or in the purchase or repayment of debentures or debenture-stock, and without being bound to keep the same separate from the other assets and without being bound to pay interest on the same with power however to the Board at their discretion to pay or allow to the credit of such funds interest at such rate as the Board may think proper.

TO APPOINT MANAGERS ETC.

17) To appoint, and at their discretion remove or suspend such general managers, secretaries, assistants, supervisors, clerks, agents and servants for permanent, temporary or special services as they may from time to time think fit, and to determine their powers and duties and fix their salaries, or emoluments or remuneration, and to require security in such instances and to such amount as they may think fit. And also from time to time to provide for the management and transaction of the affairs of the company in any specified locality in India or elsewhere in such manner as they think fit.

TO COMPLY WITH LOCAL LAWS

18) To comply with requirements of any local law which in their opinion it shall in the interest of the Company be necessary or expedient to comply with.

TO APPOINT LOCAL BOARD

19) From time to time and at any time to establish any Local Board for managing any of the affairs of the Company in any specified locality in India or elsewhere and to appoint any persons to be Members of such Local Boards, and to fix their remuneration.

TO DELEGATE POWERS

20) Subject to Section 292 of the Act, from time to time and at any time to delegate to any persons so appointed any of the powers; authorities and discretions for the time being vested in the Board, other than their power to make call or to make loans or borrow moneys and to authorise the members for the time being of any such Local Board, or any of them, to fill up any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms, and subject to such conditions as the Board may think fit, and the Board may at any time remove any persons so appointed and may annul any such delegation.

TO AUTHORISE BY POWER OF ATTORNEY

21) At any time and from time to time by Power of Attorney under the Seal of the Company, to appoint any person or persons to be the Attorney or Attorneys of the Company, for such purposes and with such powers, authorities, and discretions (not exceeding those vested in or exercisable by the Board under these presents and excluding the power to make calls and excluding also except in the limits authorised by the Board, the power to make loans and borrow moneys) and for such period and subject to such conditions as the Board may from time to time think fit, and any such appointment may (if the Board thinks fit) be made in favour of the members of any local board, established as aforesaid or in favour of any company or the shareholders, directors, nominees or managers of any company or firm or otherwise in favour of any fluctuating body of persons whether nominated directly, or indirectly by the Board and any such Power of Attorney may contain such powers for the protection or convenience of persons dealing with such Attorneys as the Board may think fit, and may contain Powers enabling any such delegates or Attorneys as aforesaid to sub-delegate all or any of the Powers, authorities and discretions for the time-being vested in them.

TO NEGOTIATE

22) Subject to Section 294 and 297 of the Act for or in relation to any of the matters aforesaid or otherwise for the purposes of the Company to enter into all such negotiations and contracts and rescind and vary all such contracts, and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient.

TO MAKE AND VARY REGULATIONS

23) From time to time make, vary or repeal bye-laws for the regulation of the business of the Company, its officers and servants.

         AMENDMENTS TO ACCOUNTS

         24) The director shall, if they consider it to be necessary and in the interest of the company, be entitled to amend the Audited Accounts of the company of any financial year which have been laid before the Company in General Meeting. The amendments to the Accounts effected by the directors in pursuance of this Article shall be placed before the members in General Meeting for their consideration and approval.

         TO FORMULATE SCHEMES, ETC.

         25) The directors may formulate, create, institute or setup such schemes, trusts, plans or proposals as they may deem fit for the purpose of providing incentive to the officers, employees and workers of the company, including without limiting the generality of the foregoing, formulation of schemes for the subscription by the officers, employees and workers to shares in, or debentures of, the company.

         SIGNING OF CHEQUES

144. All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, and all receipts for moneys paid by the company, shall be signed, drawn, accepted or otherwise executed as the case may be, in such manner as the directors shall from time to time by resolution determine.

         FOREIGN REGISTER

145. The company may exercise the powers conferred upon the company by Sections 157 and 158 of the Act with regard to the keeping of branch registers of members or debenture holders residing in any State or Country outside India, and the directors may (subject to the provisions of those Sections) make and vary such Regulations as they may think fit respecting the keeping of any such register.

         DECLARATION OF SECRECY

146. Every director including Managing, Wholetime, Debenture or Special Director, Manager, Secretary, Treasurer, Trustees for the time being of the company, member or Debenture holder, member of a committee, officer, servant, agent, accountant or any other person employed in or about the company business shall if so required by the Board of Directors before entering upon his duties, sign a declaration pledging himself to observe strict secrecy respecting all transactions of the company with its customers and the state of accounts with individuals and all manufacturing, technical and business information of the company, except when required so to do by the Board or by any meeting or by a Court of law and except so far as may be necessary in order to comply with any of the provisions in these Articles contained.

         SECRECY OF WORKS AND INFORMATION

147. No member or other person (not being a director) shall be entitled to visit or inspect any works of the company without the permission of the directors or to require discovery of any information concerning the business trading or customers of the Company, or any matter which is or may be in the nature of a trade secret, mystery of trade, secret process, or any other matter which may relate to the conduct of the business of the Company and which in the opinion of the Directors, it would be inexpedient in the interest of the Company to disclose.

         PROHIBITION OF SIMULTANEOUS APPOINTMENT OF MANAGING DIRECTOR AND
         MANAGER

148. The Company shall not appoint or employ at the same time more than one of the following categories of management personnel namely:

         a.       Managing Director and

         b.       Manager

         SECRETARY

149. The Directors shall from time to time appoint a Secretary and at their discretion remove any such Secretary to perform any functions, which by the Act are to be performed by the Secretary and to execute any other ministerial or administrative duties, which may from time to time be assigned to the Secretary by the Directors. The Director may also at any time appoint any person or persons (who need not be the Secretary) to keep the registers required to be kept by the Company.

         THE SEAL, ITS CUSTODY AND USE

150.     a.       The Board shall provide a Common Seal for the purposes of the
                  Company and shall have power from time to time to destroy the same and substitute a new seal in lieu thereof and the Board shall provide for the safe custody of the Seal for the time being and the Seal shall never be used except by the authority of the Board or a Committee of the Board previously given.

         b. The Company shall also be at liberty to have an official Seal in accordance with Section 50 of the Act, for use in any territory, district or place outside India.

         DEED HOW EXECUTED

151. Every Deed Or Other instrument, to which the Seal of the Company is required to be affixed, shall unless the same is executed by a duly constituted attorney be signed by one Director or some other person appointed by the Board for the purpose provided that in respect of the Share Certificate the Seal shall be affixed in accordance with Rule 6 of the Companies (Issue of Share Certificates) Rules, 1960.

         DIVISION OF PROFITS

152. The profits of the Company, subject to any special rights relating thereto created or authorised to be created by these Articles, shall be divisible among the Members in proportion to the amount of capital paid-up or credited as paid-up and to the period during the year for which the capital is paid-up on the shares held by them respectively.

         THE COMPANY IN GENERAL MEETING MAY DECLARE DIVIDENDS

153. Subject to the provisions of Section 205 of the Companies Act, 1956 the Company in General Meeting may declare dividends, to be paid to its Members according to their respective rights but no dividends shall exceed the amount recommended by the Board, but the Company in General Meeting may declare a smaller dividend.

         INTERIM DIVIDEND

154. The Board may, from time to time, pay to the members such interim dividend as in their judgement the position of the Company justifies.

         CAPITAL PAID-UP IN ADVANCE CARRYING INTEREST NOT TO EARN DIVIDEND

155. Where capital is paid in advance of calls, such capital may carry interest but shall not be in respect thereof confer a right to dividend or participate in profits.

         DIVIDEND TO BE PAID PRO-RATA

156.     a.       Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof dividend is paid but if and so long as nothing is paid upon any shares in the Company, dividends may be declared and paid according to the amounts of the shares.

         b. No amount paid or credited as paid on shares in advance of calls shall be treated for the purpose of this regulation as paid on shares.

         c. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any shares is issued on terms providing that it shall rank for dividend as from a particular date such shares shall rank for dividend accordingly.

         RETENTION OF DIVIDENDS UNTIL COMPLETION OF TRANSFER UNDER ARTICLE 62

157. The Board may retain the dividends payable upon shares in respect of which any person is, under Article 62 entitled to become a Member, which any person under that Article is entitled to transfer, until such person shall become a member in respect of such shares or shall duly transfer the same.

         DIVIDEND, ETC. TO JOINT-HOLDERS

158. Any one of the several persons who are registered as the joint-holders of any share may give effectual receipts for all dividends or bonus and payment on account of dividends or bonus or other moneys payable in respect of such shares.

         NO MEMBER TO RECEIVE DIVIDEND WHILST INDEBTED TO THE COMPANY AND COMPANY'S RIGHT TO REIMBURSEMENT THEREOF

159. No member shall be entitled to receive payment of any interest or dividend in respect of his share or shares, whilst any money may be due or owing from him to the Company in respect of such share or shares or otherwise howsoever either alone or jointly with any other person or persons; and the Board may deduct from the interest or dividend payable to any member all sums of money so due from him to the Company.

         TRANSFER OF SHARES TO BE REGISTERED

160. A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

         MANNER OF PAYMENT OF DIVIDEND

161. Unless otherwise directed, any dividend may be paid by cheque or warrant or by a pay slip or receipt having the force of a cheque or warrant sent through the post to the registered address of member or person entitled or in case of joint holder to that one of them first named in the Register in respect of joint holder. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The company shall not be responsible for any cheque or warrant or pay slip or receipt lost in transmission or for any dividend lost to the member or person entitled thereto by the forged signature of any pay slip or receipt or the fraudulent recovery of the dividend by any other means.

         INTEREST ON DIVIDENDS

162. No unpaid dividend shall bear interest as against the Company. No unclaimed dividend shall be forfeited by the Board unless the claim thereto becomes barred by law and the Company shall comply with all the provisions of Section 205A of the Act in respect of unpaid or unclaimed dividend.

         DIVIDEND AND CALL TOGETHER

163. Any General Meeting declaring a dividend may on the recommendation of the Directors make a call on the Members of such amount as the meeting fixes, but so that the call on each member shall not exceed the dividend payable to him and so that the call may be made payable at the same time as the dividend and the dividend may, if so arranged between the Company and the Members, be set off against the call.

         CAPITALISATION OF PROFITS

164.     1)       The Company in General Meeting may, upon the recommendation of the Board, resolve;-

                  a) that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the company's reserve accounts or to the credit of the profit and loss account, or otherwise available for distribution; and

                  b) that such sum be accordingly set free for distribution in the manner specified in clause (2) amongst the members who would have been entitled thereto, if distributed by way of dividend and in the same proportions.

         2) The sum aforesaid shall not be paid in cash but shall be applied, subject to the provisions contained in clause (3), either in or towards:-

                  i) paying up any amounts for the time being unpaid on any shares held by such member respectively;

                  ii) paying up in full, unissued shares of the company to be allotted and distributed, credited as fully paid up to and amongst such members in the proportions aforesaid; or

                  iii) partly in the way specified in sub-clause (i) and partly in that specified in sub-clause(ii).

         3) A share premium account and a capital redemption reserve account may, for the purpose of this Regulation, only be applied in the paying up of unissued shares to be issued to members of the company as fully paid bonus shares.

         4) The Board shall give effect to the resolution passed by the Company in pursuance of this Regulation.

165.     1)       Whenever such a resolution as aforesaid shall have been
                  passed, the Board shall:-

                  a) make all appropriation and application of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares, if any; and

                  b) generally do all acts and things required to give effect thereto.

         2)       The Board shall have full power:-

                  a) to make such provision, by the issue of fractional certificates or by payment in cash or otherwise, as it thinks fit, for the case of shares or debentures becoming distributable in fraction; and also

                  b) to authorise any person to enter, on behalf of all the members entitled thereto, into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares to which they may be entitled upon such capitalisation or (as the case may require) for the payment of by the company on their behalf by the application thereto of their respective proportion of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares.

         3) Any agreement made under such authority shall be effective and binding on all such members.

         BOARD REPORT

166. There shall be attached to every such balance sheet a report of the Board as to the state of the Company's affairs and as to the amounts, if any, which it proposes to carry to any reserves in such balance sheet and the amount, if any, which it recommends should be paid by way of dividend, and material changes and commitments, if any, affecting the financial position of the Company which have occurred between the end of the financial year of the company to which the balance sheet relates and the date of the report. The Board's report shall so far as is material for the appreciation of the state of the Company's affairs by its members and will not in the Board's opinion be harmful to the business of the company or any of its subsidiaries, deal with any changes which have occurred during the financial year in the nature of the Company's business, in the Company's subsidiaries or in the nature of the business carried on by them and generally in the classes of business in which the company has an interest and any other information as may be required by Section 217 of the Act. The Board shall also give the fullest information and explanations in its report aforesaid or in an addendum to that report, on every reservation, qualification or adverse remark contained in the auditor's report. The Board's report and any addendum thereto shall be signed by its Chairman if he is authorised in that behalf by the Board; and when he is not so authorised, shall be signed by not less than two Directors.

         SIGNING OF BALANCE SHEET

167. The profit and loss account and balance sheet shall be signed by the Secretary if any, and by not less than two Directors, one of whom shall be a Managing Director if there is one provided that if there is only one Director present in India at the time, the profit and loss account and balance sheet shall be signed by such Director but in such a case there shall be attached to the profit and loss account and balance sheet a statement signed by such Director explaining the reason for non-compliance with the aforesaid provision requiring the signature of Directors. The profit and loss account shall be annexed to the balance sheet and the auditor's report (including the auditor's separate, special or supplementary report, if any), shall be attached thereto, and such report shall be read before the Company in general meeting and shall be open to inspection by any member.

         RIGHTS OF MEMBERS TO COPIES OF BALANCE SHEETS AND AUDITOR'S REPORT

168. The Company shall comply with the requirement of Section 219 of the Act.

                             DOCUMENTS AND NOTICES

         SERVICE OF DOCUMENTS OR NOTICES ON MEMBERS BY THE COMPANY

169. A document or notice may be served or given by the Company on any member either personally or by sending it by post to him to his registered address, or (if he has no registered address in India) to the address supplied by him to the Company for serving documents or notices on him.

         MANNER OF SERVICE OF DOCUMENTS OR NOTICES

170. Where a document or notice is sent by the post, service of the document or notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the documents or notice, provided that where a member has intimated to the Company in advance that documents or notices should be sent to him under a certificate of posting or by registered post with or without acknowledgement due and has deposited with the Company a sum sufficient to defray the expenses of doing so, service of the document or notice shall not be deemed to be effected unless it is sent in the manner intimated by the Member and such service shall be deemed to have been effected in the case of notice of a Meeting at the expiration of forty-eight hours after the letter containing the document or notice is posted and in any other case at the time of which the letter would be delivered in the ordinary course of post.

         BY ADVERTISEMENT

171. A document or notice advertised in a newspaper circulating in the city in which the office of the Company is situated shall be deemed to be duly served or sent on the day on which the Advertisement appears on or to every Members who has no registered address in India and has not supplied to the Company an address within India for the serving of documents on or the sending of notice to him.

         ON PERSONAL REPRESENTATIVES, ETC.

172. A document or notice may be served or given by the Company on or to persons entitled to a share in consequence of the death or insolvency of a member by sending it through the post in a prepaid letter addressed to them by name or by the title of representative of the deceased, or assignee of the insolvent or by any like description, at the address (if any) in India supplied for the purpose by the persons claiming to be so entitled or (until such an address) has been so supplied by serving the documents or notice in any manner in which the same might have been given if the death or insolvency had not occurred.

         ON JOINT-HOLDERS

173. A document or notice may be served or given by the Company to the joint holders of share by serving or giving the document or notice on or to the joint holder named first in the register of members in respect of the share.

         TO WHOM DOCUMENT OR NOTICES MUST BE SERVED OR GIVEN

174. Documents or notices of every General Meeting shall be served or given in some manner hereinbefore authorised on or to (a) every Member, (b) every person entitled to a share in consequence of the death or insolvency of a member and (c) the Auditor/s for the time being of the Company.

         MEMBERS BOUND BY DOCUMENTS OR NOTICES SERVED ON OR GIVEN TO PREVIOUS HOLDERS

175. Every person, who, by operation of law, transfer or other means whatsoever, shall become entitled to any share shall be bound by every document or notice in respect of such share, which prior to his name and address being entered on the Register of Members, shall have been duly served on or given to the person from whom he derives his title to such share.

         DOCUMENTS OR NOTICES BY COMPANY AND SIGNATURE THEREOF

176. Any document or notice to be served or given by the Company may be signed by a Director or some person duly authorised by the Board of Directors for such purposes and the signature thereto may be written, printed or lithographed.

         SERVICE OF DOCUMENTS OR NOTICE BY MEMBER

177. All documents or notices to be served or given by Members on or to the Company or any officer at the office by post under a Certificate of Posting or by Registered Post, or by leaving it at the office.

                                   WINDING UP

         DISTRIBUTION OF ASSETS

178. The Liquidator on any winding up (whether voluntary and supervision or compulsory) may with the sanction of a Special Resolution, but subject to the rights attached to any preference share capital, divide among the contributories in specie any part of the assets of the Company and may, with the like sanction, vest any part of the assets of the Company in trustees upon such trusts for the benefit of the contributors, as the liquidator, with the like sanction shall think fit.

                          INDEMNITY AND RESPONSIBILITY

         OFFICER'S AND OTHERS RIGHT TO INDEMNITY

179. Every officer or agent for the time being of the Company shall be indemnified out of the assets of the Company against all liability incurred by him in relation to the business of the company in defending any proceedings whether civil or criminal in which judgement is given in his favour or in which he is acquitted or in connection with any application under Section 633 of the Act in which relief is granted to him by the Court.

         DIRECTORS, MANAGERS ETC. NOT LIABLE FOR ACTS OF OTHERS

180. Subject to provisions of Section 201 of the Act no Director, Manager or other Officer of the Company shall be liable for the act, receipts, neglects of any other director or officer or for joining in any receipts or other act for conformity or for any loss or expenses happening to the company through the insufficiency or deficiency of title to any property acquired by order of the directors, for and on behalf of the company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the company shall be invested or for any loss or damage arising from bankruptcy, insolvency or tortious act of any person with whom any moneys, securities, or effects shall be deposited or for any loss occasioned by an error of judgement or oversight on his part, or for any other loss, damages or misfortunes whatever which shall happen in the execution of the duties of this officer or in relation thereto unless the same happens through his own dishonesty.

         We the several persons whose names and address are subscribed below are desirous of being formed into a Company in pursuance of this Articles of Association and we respectively agree to take the number of shares in the Capital of the Company set opposite to our respective names.

----------------------------------------------------------------------------------
   Signature, Name, Address,        Number of Equity     Signature, Name, Address,
 description and occupation of    Shares taken by each  description and occupation
        Subscribers                    Subscriber               of Witness
----------------------------------------------------------------------------------
Nagavara Ramarao Narayana Murthy          1
(Son of Nagavara Ramarao)            (One equity)
Flat 6, Padmanabhan Apartment,
1126/2, Shivajinagar,
Pune - 411 016.

Consultant

Nadathur Srinivasa Raghavan              1
(Son of N. Sarangapani)              (One equity)
5, 'Ravikripa', Station Road,
Matunga (C. R.),
Bombay - 400 019.

Consultant

Senapathy Gopalakrishnan                  1             VIPUL DEVENDRA
(Son of P. G. Senapathy)             (One equity)       KINKHABWALA
Krishna Vihar, Kalapalayam Lane,                        (S/o Devendra Vithaldas
Pathenchanthai,                                         Kinkhabwala)
Trivandrum - 695 001.                                   14, Thakurdwar Road,
                                                        Zaveri Building, Bombay -
                                                        400 - 002
                                                        Service
Consultant

Nandan Mohan Nilekani                     1
(Son of M. R. Nilekani)              (One equity)
37, Saraswatput,
Dharwar - 580 002.
KARNATAKA

Consultant

                                  --------------------
                                          4
                                    (Four equity)
--------------------------------------------------------------------------------

Dated this 15th day of June 1981.